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                                                                    Exhibit 10.2

                          LICENSE AND ROYALTY AGREEMENT

This agreement entered into the 26th day of March, 2004 by and between NanoDynamics, a corporation with principal offices in Buffalo, NY, hereinafter referred to as LICENSEE, and CLARKSON UNIVERSITY, a corporation with principal offices in Potsdam, New York, hereinafter called CLARKSON,

Whereas, CLARKSON UNIVERSITY and LICENSEE have previously undertaken research and development in the field of micron and submicron powder milling for the synthesis of fine and/or ultrafine simple and composite metallic powders and flakes; and

Whereas, CLARKSON UNIVERSITY and LICENSEE seek to commercialize processes, techniques and products resulting from said field;

Witnesseth:

It is mutually agreed that CLARKSON will exert its best efforts in performing a research program in accordance with the following:

     1.   EFFECTIVE DATE

     This Agreement is effective March 26, 2004 ("Effective Date").

     2.   DEFINITIONS

     As used in this Agreement, the following terms have the meanings indicated:

          A. "AFFILIATE" means any business entity more than 50% owned by LICENSEE, any business entity which owns more than 50% of LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 50% of LICENSEE.

          B. "LICENSED FIELD" means chemical process developed by Dr. Dan V. Goia to synthesize highly dispersed uniform, crystalline nanosized silver powders.

          C. "LICENSED PRODUCT" means any product Sold by LICENSEE comprising licensed Subject Matter pursuant to this Agreement.

          D. "LICENSED SUBJECT MATTER" means inventions and discoveries covered by Patent Rights or Technology Rights within the Licensed Field.

          E. "NET SALES" means the gross revenues received by LICENSEE from the Sale of Licensed Products, less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

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          F.   "NET REVENUES" means net sales less the value directly
               attributable to the silver content contained in the Licensed Product, calculated on the basis of the quoted spot price for Silver on the London Metal Exchange on the date of invoicing for each shipment of Licensed Product.

          G. "PATENT RIGHTS" means CLARKSON'S rights in information or discoveries covered by patents anchor patent applications, whether domestic or foreign, and all divisions continuations, continuations-in-part, reissues, reexaminations or extensions thereof and any letters patent that issue thereon, which name Dan
               V. Goia as either sole or joint inventor ("Inventor") and which relate to the manufacture, use or sale of Licensed held.

          H. "SALE OR SOLD" means the transfer or disposition of a Licensed Product for value to a party other than LICENSEE.

          I. "TECHNOLOGY RIGHTS" means CLARKSON's rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by Dan V. Goia (Inventor) at CLARKSON before the Effective Date relating to chemical processes developed by Dr. Dan V. Goia to synthesize highly dispersed uniform, crystalline nanosized silver powders.

     3.   WARRANTY; SUPERIOR RIGHTS

          A. Except for the rights, if any of the Government of the United States or the State of New York, as set forth below, CLARKSON represents and warrants its belief that (i) it is the owner of the entire right, title, and interest in and to Licensed Subject Matter, (ii) it has the sole right to grant licenses thereunder, and (iii) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted to LICENSEE except as stated herein.

          B. LICENSEE understands that the Licensed Subject Matter may have been developed under a funding agreement with the Government of the United States and/or the State of New York, and if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights under any agreement and any applicable law or regulation. If there is a conflict between an agreement, applicable law or regulation and this Agreement, the terms of the Government agreement, applicable law, or regulation shall prevail.

          C. LICENSEE understands and acknowledges that CLARKSON, by this Agreement, makes no representation as to the operability or fitness of any use, safety, efficacy, ability to obtain regulatory approval, patentability, and/or breadth of the Licensed Subject Matter. CLARKSON, by this


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               Agreement, also makes no representation as to whether there are any patents now held, or which will be held, by others or by CLARKSON in the Licensed Field, nor does CLARKSON make any representation that the inventors contained in Patent Rights do not infringe any other patents now held or that will be held by others or by CLARKSON.

          D. LICENSEE, by execution hereof, acknowledges, covenants and agrees that it has not been induced in any way by CLARKSON or its employees to enter into this Agreement, and further warrants and represents that (i) it has conducted sufficient due diligence with respect to all items and issues pertaining to this Article and all other matters pertaining to this Agreement; and (ii) LICENSEE has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and agrees to accept all risks inherent herein.

     4.   LICENSE

          A. CLARKSON hereby grants to SPONSOR a royalty-bearing, exclusive worldwide license under Licensed Subject Matter to manufacture, have manufactured, and/or sell Licensed Products for use within Licensed Field, This grant is subject to the payment by LICENSEE to CLARKSON of all consideration as provided herein, and is further subject to rights retained by CLARKSON to:

               a. Publish the general scientific findings from research related to licensed Subject Matter subject to the terms of
                    Section 12, Confidential Information; and

               b. Use Licensed Subject Matter for research, teaching and other educationally-related purposes.

          B. LICENSEE may extend the license granted herein to any Affiliate if the Affiliate consents to be bound by this Agreement to the same extent as LICENSEE.

     5.   PAYMENT AND REPORTS

          A. In consideration of the rights granted by CLARKSON to LICENSEE under this Agreement, LICENSEE will pay CLARKSON the following:

               A running royalty equal to

               5% of net revenue for Licensed Products sales of first $1,000,000

               4% of net revenue for Licensed Products sales of next $1,000,000

               3% of net revenue for Licensed Products sales of next $2,000,000

               2% of net revenue for Licensed Products sales of next $4,000,000

               1% of net revenue for all Licensed Products sales in excess of $6,000,000.


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          B.   In the event that CLARKSON and LICENSEE, upon mutual agreement, amend the license from exclusive to non-exclusive, the royalty rates set herein shall be reduced by 50%.

          C. During the Term of this Agreement and for one year thereafter, LICENSEE agrees to keep complete and accurate records of its Sales and Net Sales of Licensed Products under the license granted in this Agreement in sufficient detail to enable the royalties payable hereunder to be determined. Licensee agrees to permit CLARKSON or its representatives, at CLARKSON's expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement. If the amounts due to CLARKSON are determined to have been underpaid, LICENSEE will pay the cost of the examination and accrued interest at the highest allowable rate.

          D. Bi-annually, beginning immediately after the Effective Date; LICENSEE must deliver to CLARKSON a true and accurate written report, even if no payments are due CLARKSON, giving the particulars of the business conducted by LICENSEE during the preceding 6 calendar months under this Agreement as are pertinent to calculating payments hereunder. This report will include at least:

                    a. The quantities of Licensed Subject Matter that it has produced;

                    b.   The total Sales;

                    c.   The calculation of royalties thereon; and

                    d.   The total royalties computed and due CLARKSON.

               Simultaneously with the delivery of each report, Licensee must pay to CLARKSON the amount, if any, due for the period of each report.

          E. On or before each anniversary of the Effective Date, irrespective of having a first Sale or offer for Sale, LICENSEE must deliver to CLARKSON a written progress report as to LICENSEE's efforts and accomplishments during the preceding year in diligently commercializing licensed Subject Matter and the LICENSEE's commercialization plans for the upcoming year. In the event LICENSEE fails to demonstrate that LICENSEE has taken effective steps within three years after a patent is issued to bring the Licensed Subject Matter to the point of practical application, then CLARKSON shall have the right to grant a non-exclusive or exclusive license to responsible applicants under terms that are reasonable under the circumstances, or require LICENSEE to do so.

          F. All amounts payable here by LICENSEE must be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks must be payable to CLARKSON UNIVERSITY and addressed to:


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                    Division of Research
                    Clarkson University
                    Attn: Ms. Constance M. Ferguson
                    Grants & Contracts Administrator
                    8 Clarkson Ave., PO Box 5630
                    Potsdam, NY 13699-5630

          G. LICENSEE is responsible for costs associated with patenting, enforcing and defending any resulting patents in the Licensed Field so long and in all countries in which its license remains.

     6.   TERM AND TERMINATION

          A. The term of this Agreement is from the Effective Date to the full end of the terms or term of any patent licensed under this agreement, or for 15 years, whichever is longer and so long as LICENSEE fulfills the financial obligations set forth in this Agreement;

          B. This Agreement will earlier terminate automatically if LICENSEE becomes bankrupt, insolvent and/or if the business of the LICENSEE is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise, or upon 30 days' written notice from CLARKSON if LICENSEE breaches or defaults on its obligation to make payments (if any are due) or reports, in accordance with the terms of Article 2, unless, before the end of the 30 day period, LICENSEE has cured the default or breach and so notifies CLARKSON in writing, stating the manner of the cure, or upon 90 days' written notice if LICENSEE breaches or defaults on any other obligation under this Agreement, unless, before the end of the 90 day period, LICENSEE has cured the default or breach and so notifies CLARKSON in writing, stating the manner of the cure, or at any time by mutual written consent between LICENSEE and CLARKSON, upon 180 days' written notice to all parties and subject to any terms herein which survive termination.

          C.   If this Agreement is terminated for any cause;

               a. nothing herein shall be construed to release either party of any obligation matured prior to the effective date of the termination;

               b. after the effective date of the termination, LICENSEE may sell all Licensed Products and parts therefore it has on hand at the date of termination, if it pays earned royalties thereon according to the terms of Articles 4 and 5; and

               c. LICENSEE will be bound by the provisions of Articles 10, 11 and 12 of this Agreement.


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     7.   INFRINGEMENT BY THIRD PARTIES

          A. LICENSEE, at its own expense, must enforce any patent exclusively licensed hereunder against infringement by third parties and it is entitled to retain recovery from such enforcement. LICENSEE must pay CLARKSON a royalty on any monetary recovery if the monetary recovery is for damages or a reasonable royalty in then thereof. If LICENSEE does not file suit against a substantial infringer of a patent within 6 months of knowledge thereof, then CLARKSON may enforce any patent licensed hereunder on behalf of itself and LICENSEE, CLARKSON retaining all recoveries from such enforcement and/or reducing the license granted hereunder to non-exclusive.

          B. In any infringement suit or dispute, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

     8.   ASSIGNMENT

               Except in connection with the sale of substantially all of LICENSEE'S assets to a third party, this Agreement may not be assigned by LICENSEE without the prior written consent of CLARKSON, which will not be unreasonable withheld.

     9.   PATENT MARKING

               LICENSEE must permanently and legibly mark all products and documentation manufactured or sold by it under this Agreement with a patent notice as may be permitted or required under Title 35, United States Code.

     10.  INDEMNIFICATION

               LICENSEE agrees to hold harmless and indemnify CLARKSON, its officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE, its Affiliates or their offices, employees, agents or representatives.

     11.  PUBLICITY

               Neither party shall use the name of the other party without that party's express written Consent.


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     12.  CONFIDENTIAL INFORMATION & PUBLICATION

          A. Each party agrees that all information contained in documents marked "confidential" and forwarded to one by the other (i) be received in strict confidence, (ii) be used only for the purpose of this agreement, and (iii) not be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent proof that such information:

                    a.   Was in the public domain at the time of disclosure,

                    b. Later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns,

                    c. Was lawfully disclosed to the recipient party by a third party having the right to disclose it,

                    d. Was already known by the recipient party at the time of disclosure,

                    e.   Was independently developed by the recipient, or

                    f.   Is required by law or regulation to be disclosed.

          B. Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this Agreement is in full force and for a period of 3 years thereafter.

          C. CLARKSON will submit its manuscript for any proposed publication of research related to Licensed Subject Matter to LICENSEE at least 30 days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE's confidential information, Upon LICENSEE's request, publication will be delayed up to 54 additional days to enable LICENSEE to secure adequate intellectual property protection for LICENSEE's property that would be affected by the publication.

     13.  PATENTS AND INVENTIONS

               If after consultation with LICENSEE, both parties agree that a patent application should be filed for Licensed Subject Matter, CLARKSON will prepare and file the appropriate patent applications, and LICENSEE will pay the costs of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies CLARKSON that it does not intend to pay the cost of an application, or if LICENSEE does not respond or make an effort to agree with CLARKSON on the disposition of rights in the Subject Invention, then CLARKSON may file an application at its own expense and LICENSEE will have no rights to the invention. CLARKSON will provide LICENSEE a copy of any patent application for


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               which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed with the respective patent office during the prosecution thereof.

     14.  SOLE AGREEMENT

               This Agreement, including all exhibits referenced herein, shall be the complete Agreement of the parties hereto and shall supersede all prior agreements and understandings between the parties respective the subject matter hereof. Any changes or modifications of this Agreement must be in writing and signed by both parties.

     15.  NEW YORK LAW

               This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York.

     16.  NOTICES

               Any notice and correspondence required by this Agreement if to the LICENSEE must be given in writing to:

               NanoDynamics,
               901 Fuhrmann Road
               Buffalo, NY 14203
               ATTN: Dr. Keith A. Blakely

               Any notice and correspondence other than reports and invoices as provided for herein if to CLARKSON shall be given in writing to:

               Division of Research
               Clarkson University
               8 Clarkson Avenue, P.O. Box 5630
               Potsdam, NY 13699-5630
               Attn: Dr. Rebecca J. Sutcliffe


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     The parties have caused their duly authorized representatives to execute this Agreement.

CLARKSON UNIVERSITY                     LICENSEE


By: /s/ Rebecca J. Sutcliffe            By: /s/ Keith A. Blakely
    ---------------------------------       ------------------------------------
Signature                               Signature

Rebecca J. Sutcliffe                    Keith A. Blakely
Director of Research                    CEO
                                        ----------------------------------------
                                        Title
3/26/04
-------------------------------------   3/26/04
Date                                    ----------------------------------------
                                        Date

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